Arthur Andersen LLP








           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in Franklin Financial Services Corporation 1996 annual report to stockholders incorporated by reference in this Form 10-K, into the Corporation's previously filed Registration Statements; File No. 2-92212, No. 2-98880, No. 33-36509, No. 33-64294 and No. 33-82420.



                                      /s/ Arthur Andersen LLP

Lancaster, PA
March 26, 1997